Exhibit 99.1

INCOME FUND

EIGHT B L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2010

Letter from the CEOs                                                                                                                                           as of october 1, 2010

Dear investor in ICON Income Fund Eight B L.P.:

We write to briefly summarize our activity for the second quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of June 30, 2010, Fund Eight B was in its liquidation period.  During the remainder of the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment coming off lease is sold.  During the second quarter of 2010, we made distributions in the aggregate amount of $505,429.

We currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks that is subject to lease with an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  This lease is set to expire in March 2011.

We also currently own interests in two aircraft that are subject to lease with Cathay Pacific Airways Limited, a publicly traded company on the Hong Kong Stock Exchange, which are scheduled to come off lease during the second half of 2011. While the airline industry’s move toward more fuel efficient aircraft has impacted the value of these assets, we are hopeful that the continued delay in the delivery of new wide-body aircraft is a positive development, which may ultimately improve our ability to realize on this investment in a favorable manner.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Eight B L.P.

 Second Quarter 2010 Portfolio Overview

We are pleased to present ICON Income Fund Eight B L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  During the second quarter of 2010, we operated in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2010, our portfolio consisted primarily of the following investments.

·
Telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 for the equipment and the lease is scheduled to expire on March 31, 2011.

·
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXM and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Nine, LLC (“Fund Nine”), an entity also managed by our General Partner.  The combined purchase price of the interests in both aircraft was approximately $112,008,000, comprised of approximately $6,375,000 in cash and a non-recourse loan in the amount of approximately $105,633,000.  The original lease for B-HXM was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for B-HXN was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Revolving Line of Credit

We and certain entities managed by our General Partner, Fund Nine, ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at June 30, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was attributable to Fund Ten.  Subsequent to June 30, 2010, Fund Ten repaid the entire loan balance.

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our amended and restated agreement of limited partnership, we paid our General Partner (i) management fees ranging from 1% to 5% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the purchase price of our investments.  In addition, our General Partner was reimbursed for administrative expenses incurred in connection with our operations.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our General Partner or its affiliates that were necessary to our operations.  These costs included our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, in 2006, our General Partner waived its right to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $5,054 and $10,102 for the three and six months ended June 30, 2010, respectively.  Additionally, our General Partner’s interest in our net income for the three and six months ended June 30, 2010 was $1,033 and $696, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	June 30, 2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$150,034	$149,843
Current portion of net investment in finance lease	1,804,720	2,290,231
Other current assets	38,399	36,540

Total current assets	1,993,153	2,476,614

Non-current assets:
Net investment in finance lease, less current portion	-	621,280
Leased equipment at cost (less accumulated depreciation
of $35,615,450 and $33,739,596, respectively)	39,801,270	41,677,124
Investment in joint venture	1,222,641	1,200,986
Other non-current assets, net	1,239,913	1,256,267

Total non-current assets	42,263,824	44,755,657

Total Assets	$44,256,977	$47,232,271

Liabilities and Partners’ Equity

Current liabilities:
Current portion of non-recourse long-term debt	$3,793,527	$3,826,797
Deferred revenue	545,455	613,636
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	203,005	207,164

Total current liabilities	4,685,057	4,790,667

Non-current liabilities:
Non-recourse long-term debt, less current portion	32,561,182	34,490,236

Total Liabilities	37,246,239	39,280,903

Commitments and contingencies

Partners’ Equity:
Limited Partners	7,589,690	8,520,914
General Partner	(578,952)	(569,546)

Total Partners’ Equity	7,010,738	7,951,368

Total Liabilities and Partners’ Equity	$44,256,977	$47,232,271

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Rental income	$1,594,091	$1,594,091	$3,188,182	$3,188,182
Finance income	69,019	141,936	157,236	300,563
Income (loss) from investment in joint venture	34,529	(21,677)	21,655	(40,677)

Total revenue	1,697,639	1,714,350	3,367,073	3,448,068

Expenses:
Depreciation and amortization	942,100	962,177	1,883,613	1,925,251
Interest	580,084	653,502	1,145,798	1,302,054
General and administrative	72,131	155,136	268,060	288,648

Total expenses	1,594,315	1,770,815	3,297,471	3,515,953

Net income (loss)	$103,324	$(56,465)	$69,602	$(67,885)

Net income (loss) allocable to:
Limited Partners	$102,291	$(55,900)	$68,906	$(67,206)
General Partner	1,033	(565)	696	(679)

	$103,324	$(56,465)	$69,602	$(67,885)

Weighted average number of units of limited
partnership interests outstanding	740,380	740,380	740,380	740,380

Net income (loss) per weighted average
unit of limited partnership interests outstanding	$0.14	$(0.08)	$0.09	$(0.09)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners’ Equity

	Units of Limited			Total
	Partnership	Limited	General	Partners'
	Interests	Partners	Partner	Equity
Balance, December 31, 2009	740,380	$8,520,914	$(569,546)	$7,951,368

Cash distributions	-	(499,755)	(5,048)	(504,803)
Net loss	-	(33,385)	(337)	(33,722)

Balance, March 31, 2010 (unaudited)	740,380	7,987,774	(574,931)	7,412,843

Cash distributions	-	(500,375)	(5,054)	(505,429)
Net income	-	102,291	1,033	103,324

Balance, June 30, 2010 (unaudited)	740,380	$7,589,690	$(578,952)	$7,010,738

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$69,602	$(67,885)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(3,120,000)	(3,270,000)
Finance income	(157,236)	(300,563)
(Income) loss from investment in joint venture	(21,655)	40,677
Depreciation and amortization	1,883,613	1,925,251
Interest expense on non-recourse financing paid directly to lenders by lessees	1,127,845	1,265,431
Interest expense from amortization of debt financing costs	17,953	17,074
Changes in operating assets and liabilities:
Collection of finance leases	1,256,268	1,256,269
Other assets, net	(3,458)	28,917
Deferred revenue	(68,181)	81,818
Accrued expenses and other current liabilities	25,672	(122,467)

Net cash provided by operating activities	1,010,423	854,522

Cash flows from financing activities:
Repayment of revolving line of credit	-	(300,000)
Cash distributions to partners	(1,010,232)	(605,765)

Net cash used in financing activities	(1,010,232)	(905,765)

Net increase (decrease) in cash and cash equivalents	191	(51,243)
Cash and cash equivalents, beginning of period	149,843	167,128

Cash and cash equivalents, end of period	$150,034	$115,885

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$19,549

Supplemental disclosure of non-cash operating activities:
Principal and interest paid on non-recourse long-term debt directly to lenders by lessees	$3,120,000	$3,270,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

·	Visiting www.iconcapital.com

or

·	Visiting www.sec.gov

or

·	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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